Exhibit 5.1

SIDLEY AUSTIN LLP 1001 PAGE MILL ROAD BUILDING 1 PALO ALTO, CA 94304 +1 650 565 7000 +1 650 565 7100 FAX AMERICA • ASIA PACIFIC • EUROPE

March 14, 2018

Dicerna Pharmaceuticals, Inc.

87 Cambridgepark Drive

Cambridge, Massachusetts 02140

Re:	Registration Statement on Form S-8 of Dicerna Pharmaceuticals, Inc.

Registering 5,052,683 Shares of Common Stock, $0.0001 par value per share

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-8 (the “Registration Statement”) being filed by Dicerna Pharmaceuticals, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of (i) 1,107,791 shares of Common Stock, $0.0001 par value per share (the “Common Stock”), of the Company which may be issued under the Dicerna Pharmaceuticals, Inc. 2014 Employee Stock Purchas Plan (the “ESPP”), (ii) 3,619,892 shares of Common Stock which may be issued under the Dicerna Pharmaceuticals, Inc. Amended and Restated 2014 Performance Incentive Plan (the “2014 Plan”) and (iii) 325,000 shares of Common Stock which may be issued under the Dicerna Pharmaceuticals, Inc. 2016 Inducement Plan, as amended (the “Inducement Plan”) (together, with the ESPP and the 2014 Plan, the “Plans” and the aggregate Common Stock to be registered under the Registration Statement, the “Registered Shares”).

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

Sidley Austin (CA) LLP is a Delaware limited liability partnership doing business as Sidley Austin LLP and practicing in affiliation with other Sidley Austin partnerships.

Dicerna Pharmaceuticals, Inc.

March 14, 2018

We have examined the Registration Statement, the Company’s Amended and Restated Certificate of Incorporation, the Company’s Amended and Restated Bylaws, the Plans, and the resolutions adopted by the board of directors of the Company relating to the Registration Statement and the Plans. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Company and other corporate documents and instruments, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company.

Based on the foregoing, we are of the opinion that each Registered Share that is newly issued pursuant to the applicable Plan will be validly issued, fully paid and non-assessable when: (i) the Registration Statement, as finally amended, shall have become effective under the Securities Act; (ii) such Registered Share shall have been duly issued and delivered in accordance with the applicable Plan; and (iii) certificates representing such Registered Share shall have been duly executed, countersigned and registered and duly delivered to the person entitled thereto against payment of the agreed consideration therefor in an amount not less than the par value thereof or, if any Registered Share is to be issued in uncertificated form, the Company’s books shall reflect the issuance of such Registered Share to the person entitled thereto against payment of the agreed consideration therefor in an amount not less than the par value thereof, all in accordance with the applicable Plan.

This opinion letter is limited to the General Corporation Law of the State of Delaware. We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Dicerna Pharmaceuticals, Inc.

March 14, 2018

Very truly yours,

/s/ Sidley Austin LLP